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                                                                   EXHIBIT 10.15




                                    AGREEMENT


                                     BETWEEN


                     LOCKHEED MARTIN UTILITY SERVICES, INC.
                       PORTSMOUTH GASEOUS DIFFUSION PLANT


                                       AND


                           INTERNATIONAL UNION, UNITED
                         PLANT GUARD WORKERS OF AMERICA
                        AND ITS AMALGAMATED LOCAL NO. 66





                            EFFECTIVE:  August 3, 1997
                           EXPIRATION:  August 4, 2002


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                                TABLE OF CONTENTS



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AGREEMENT.........................................................................

ARTICLE I             SCOPE.......................................................

ARTICLE II            RECOGNITION.................................................

        Section 1.    Establishment and Limitation................................
        Section 2.    Definition of Employee......................................
        Section 3.    Noninterference.............................................
        Section 4.    Union Responsibilities......................................
        Section 5.    Contract Distribution.......................................

ARTICLE III           MANAGEMENT CLAUSE...........................................

ARTICLE IV            CONTINUITY OF OPERATIONS....................................

ARTICLE V             PROTECTIVE SECURITY.........................................

ARTICLE VI            UNION SECURITY AND DEDUCTION OF DUES........................

        Section 1.    Dues Requirements...........................................
        Section 2.    Delinquency of Dues.........................................
        Section 3.    Deduction of Dues...........................................
        Section 4.    Authorization of Deduction..................................
        Section 5.    Make-Up Dues................................................
        Section 6.    Termination of Deduction....................................
        Section 7.    Voluntary Checkoff..........................................

ARTICLE VII           GRIEVANCE PROCEDURE........................................

        Section 1.    Intent and Distribution of Answers.........................
        Section 2.    Union Representatives......................................
        Section 3.    Grievance Procedure........................................
        Section 4.    Grievance Steps............................................
        Section 5.    Monetary Settlements.......................................
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        Section 6.    Arbitration................................................
        Section 7.    Union Representation.......................................

ARTICLE VIII          SENIORITY

        Section 1.    Continuous Service.........................................
        Section 2.    Probationary Period........................................
        Section 3.    Security Clearance Requirement.............................
        Section 4.    Reduction in Force.........................................
        Section 5.    Returning to the Bargaining Unit...........................
        Section 6.    Transfer to Unit...........................................
        Section 7.    Seniority List.............................................
        Section 8.    Realignment................................................
        Section 9.    Shift Preference...........................................
        Section 10.   Disqualification...........................................

ARTICLE IX            LEAVE OF ABSENCE...........................................

        Section 1.    Qualification and Reinstatement............................
        Section 2.    Union or Government Official...............................
        Section 3.    Absence Notification.......................................
        Section 4.    Failure to Report on Expiration............................

ARTICLE X             HOURS OF WORK..............................................

        Section 1.    Definitions................................................
        Section 2.    Standard Workday - Workweek................................
        Section 3.    Working Schedule...........................................
        Section 4.    Irregular Shift............................................
        Section 5.    Notification of Change.....................................
        Section 6.    Military Pay...............................................
        Section 7.    Trading Shifts.............................................
        Section 8.    Overtime Opportunity.......................................
        Section 9.    Work Before Shift Start....................................
        Section 10.   Overtime Lists.............................................
        Section 11.   Overtime - 7th Consecutive Day.............................
        Section 12.   Overtime - 6th Consecutive Day.............................
        Section 13.   Credited Hours.............................................
        Section 14.   Duplication of Premium Hours...............................
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        Section 15.   Holidays...................................................
        Section 16.   Change in Working Schedule.................................
        Section 17.   Emergency Call-in..........................................
        Section 18.   Reporting Pay..............................................
        Section 19.   Meal Allowance.............................................
        Section 20.   Jury Duty..................................................
        Section 21.   Funeral Pay................................................

ARTICLE XI            WAGES......................................................

        Section l.    Base Hourly Rates..........................................
        Section 2.    Rate Changes...............................................
        Section 3.    Recall.....................................................
        Section 4.    Exclusion of Premium Pay...................................
        Section 5.    Shift Differential.........................................
        Section 6.    Saturday/Sunday Bonus......................................

ARTICLE XIII          LAYOFF ALLOWANCE...........................................

        Section 1.    Eligibility................................................
        Section 2.    Payments...................................................
        Section 3.    Recall Eligibility.........................................
        Section 4.    Successor Clause...........................................

ARTICLE II            VACATIONS..................................................

        Section 1.    Eligibility................................................
        Section 2.    Extended Working Schedule..................................
        Section 3.    Vacation Period............................................
        Section 4.    Holiday During Vacation Period.............................
        Section 5.    Scheduling.................................................
        Section 6.    Exiting Employees..........................................
        Section 7.    Deceased Employees.........................................
        Section 8.    Deferred Vacation..........................................

ARTICLE XIV           GENERAL PROVISIONS.........................................

        Section 1.    Uniforms and Equipment.....................................
        Section 2.    Bulletin Board.............................................
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        Section 3.    Work by Non-Bargaining Unit Personnel......................
        Section 4.    Relief.....................................................
        Section 5.    Non-discrimination.........................................
        Section 6.    Payday.....................................................
        Section 7.    Health and Safety..........................................
        Section 8.    Prescription Glasses.......................................
        Section 9.    Rotation...................................................
        Section 10.   Work Assignments...........................................
        Section 11.   Change in Policies.........................................
        Section 12.   Definition - Days..........................................
        Section 13.   Educational Assistance.....................................
        Section 14.   Change of Condition in Contract............................
        Section 15.   Federal Law................................................

ARTICLE XV            DISABILITY PAY.............................................

        Section 1.    Short Term Disability Plan.................................
        Section 2.    Long Term Disability Plan..................................
        Section 3.    Conditions of Payment......................................
        Section 4.    Administration of Plans....................................
        Section 5.    Continuous Service During Approved
                      Nonoccupational or Occupational Absences...................

ARTICLE XVI           INSURANCE..................................................
        Section 1.    Group Life.................................................
        Section 1.    Health Benefits Program....................................
        Section 3.    Dental Plan................................................
        Section 4.    Special Accident...........................................
        Section 5.    General....................................................

ARTICLE XVII          PENSIONS...................................................

ARTICLE XVIII         TERM OF AGREEMENT..........................................

        Section 1.    Effective Dates............................................
        Section 2.    Renegotiation Notice.......................................
        Section 3.    Termination of Contract....................................

ARTICLE XIX           APPROVAL...................................................
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                                    AGREEMENT


This Agreement is made and entered into this 3rd day of August, 1997, by and between Lockheed Martin Utility Services, Inc., Portsmouth Gaseous Diffusion Plant, hereinafter referred to as the "Company" and the International Union, United Plant Guard Workers of America (UPGWA) and its amalgamated Local No. 66, hereinafter referred to as the "Union."

In the event that any of the provisions of this Agreement are found to be in conflict with any valid Federal or State law or DOE or NRC order, regulation, or directive now existing or hereinafter enacted, it is agreed that such law, order, regulation, or directive shall supersede the conflicting provisions within in any way affecting the remainder of these provisions.


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                                    ARTICLE I

                                      SCOPE


This Agreement shall constitute the complete agreement between the parties hereto with reference to wages, hours, working conditions and conditions of employment. Any additions, waivers, deletions, changes, amendments or modifications that may be made to this agreement shall be effected through the collective bargaining process between authorized representatives of the Company and the Union, subject to ratification by the membership of Local 66. All other written understandings between the parties not incorporated herein by reference or otherwise, at the effective date of this Agreement, are hereby terminated. Any interpretation of this Agreement or of amendments thereto can be a proper subject for the Grievance Procedure.

Should any part of this Agreement be declared invalid by operation of law or by a tribunal of competent jurisdiction, the remainder of the Agreement will not be affected thereby but will remain in full force and effect.



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                                   ARTICLE II

                                   RECOGNITION


Section 1.     Establishment and Limitation

The Union having been heretofore certified by the National Labor Relations Board in Case No. 9-RC-2459, as the collective bargaining representative of such employees, the Company hereby recognizes the Union as the sole and exclusive bargaining agent for all hourly rated Security Police Office II Offensive (SPOII/Offensive), Security Police Officer II Defensive (SPOII/Defensive) and Security Officer (SO) employed in the Plant Security Department of the Company, excluding captains, shift commanders, the Plant Protection Force Manager, salaried employees, office clerical employees, professional employees, supervisors, and all other persons employed by the Company, with respect to rates of pay, wages, hours of employment and other conditions of employment.

Section 2.     Definition of Employee

The term "employee" as used herein will mean any hourly rated Security Police Officer II/Offensive (SPOII/Offensive), Security Police Officer II/Defensive (SPOII/Defensive) and Security Office (SO) represented by the Union as described in the preceding section.

Section 3.     Noninterference

The Company agrees not to interfere with the rights of employees to join or belong to the Union, and the Union agrees not to intimidate or to coerce employees to join the Union. The Company further agrees not to discriminate against any employee on account of Union membership or Union activity, and the Union agrees neither to solicit for membership or to collect Union funds on Company time, nor to engage in other Union activity unless specifically provided for in this Agreement.

Section 4.     Union Responsibilities

The Union recognizes that it is the responsibility of Security Police II/Offensive (SPOII/Offensive), Security Police II/Defensive (SPOII/Defensive) and Security Officer (SO) to familiarize themselves with the rules established by the Company, and to faithfully report all violations thereof. The Union agrees that the Security Police II/Offensive (SPOII/Offensive), Security Police Office II Defensive (SPOII/Defensive)


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and Security Officer (SO) shall discharge the duties assigned to them impartially and without regard to any union or nonunion affiliation of any persons employed by the Company and that failure to do so constitutes sufficient cause for disciplinary action up to and including discharge.

Section 5.     Contract Distribution

As a means of informing all employees as to their rights, privileges, and obligations under this Agreement, the Company agrees to furnish a copy of this Agreement to each employee within sixty days after final approval of the printer's draft.

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                                   ARTICLE III

                                MANAGEMENT CLAUSE


The management of the business and the authority to execute all of the various functions and responsibilities incident thereto are vested in the Company. The direction of the work force, the establishment of plant policies, the determination of the processes and means of manufacture, the units of personnel required to perform such processes, and other responsibilities incidental to the operation of the plant are vested in the Company. Such duties, functions and responsibilities shall also include hiring, retirement, disciplining, evaluating the qualifications of employees, and promotions.

The exercise of such authority shall not conflict with the rights of the Union under the terms of this Agreement.


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                                   ARTICLE IV

                            CONTINUITY OF OPERATIONS


There will be no strikes, lockouts, work stoppages, picket lines, slowdowns, secondary boycotts, or disturbances. The Union agrees to support the Company fully in maintaining operations in every way. Participation by any employee or employees in an act violating this provision in any way will be cause for discharge by the Company.


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                                    ARTICLE V

                               PROTECTIVE SECURITY


It is recognized that all members of the Union and the Company are required to comply with all protective security measures now in effect. If the Company is notified by the DOE and/or NRC that this Agreement in any way violates security measures which are now in effect, or which may be put into effect later, the Company shall in turn immediately notify the Union in writing of the need to renegotiate the section or sections of the Agreement in question for the purpose of making the required changes.


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                                   ARTICLE VI

                      UNION SECURITY AND DEDUCTION OF DUES


Section 1. Dues Requirements

All employees within the bargaining unit who are members of the Union upon the execution of this Agreement shall, as a condition of employment, maintain their membership to the extent of tendering the periodic dues uniformly required as a condition of retaining membership. All employees in the bargaining unit who are not members of the Union upon the execution of this Agreement, but who later elect to join the Union, shall at all times thereafter maintain their membership in the Union as a condition of employment, as set forth above. All employees hired after the execution of this Agreement shall, as a condition of employment, become members of the Union not later than thirty-one (31) days after the date upon which they were hired, and shall thereafter maintain their membership in the Union as a condition of employment, as forth above.

Section 2. Delinquency of Dues

Before any termination of employment pursuant to this Article becomes effective, the employee involved shall first be given notice in writing by the Union to pay delinquent dues. If the employee fails to pay the delinquent dues, the Union shall notify the Company of the delinquency. Upon receipt of such notice in writing, the Company shall then notify the employee to pay the delinquent dues and if such dues are tendered within one (1) calendar week after receipt of this notification from the Company the employee's dismissal under this Article shall not be required.

Section 3. Deduction of Dues

For the convenience of the Union and its members, the Company, during the life of this Agreement, will deduct an initiation fee and regular monthly dues in four (4) equal weekly payments each month for each employee who individually and voluntarily executes and delivers to the Company an Assignment and Authorization in the form set forth in Section 7 of this Article. Such deductions shall be forwarded to the Treasurer of the Local Union with a listing showing the names of those employees, if any, whose paychecks were insufficient to cover the deductions. An Authorization must be


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delivered to the Company at least seven (7) days before the second payday of the month in which the first deduction is to be made.

Section 4. Authorization of Deduction

An Authorization and Assignment shall be irrevocable for a period of one year from the date thereof or until termination of this Agreement, whichever occurs sooner, and shall automatically renew itself for successive irrevocable annual periods unless the employee who signed it gives notice to the contrary in writing by registered mail to both the Company and the Union no less than two
(2) days nor more than seventeen (17) days before the expiration of any annual renewal period as the case may be.

Section 5.     Make-Up Dues

Upon receipt, from the Treasurer of the Local Union, of Union members' names and amounts of dues that have been missed through payroll deductions, the Company shall deduct the make-up dues in the following month and forward to the Treasurer of the Local Union, in accordance with Section 3.

Section 6.     Termination of Deduction

No deduction under this Article shall be made from paychecks from any Union member who has terminated employment or transferred out of the bargaining unit prior to the second payday of the month, unless the employee has worked or received paychecks equivalent to five (5) workdays or more in that month.

Section 7.     Voluntary Checkoff

The Union agrees that it will indemnify the Company and save it harmless from any and all claims which may be made against it on account of amounts deducted from wages as provided in this Article.

VOLUNTARY CHECK-OFF AUTHORIZATION

Name:                                       Badge No.:
Department:                                 Date:

I hereby assign to the United Plant Guard Workers of America (UPGWA), Amalgamated Local No. 66 and authorize Lockheed Martin Utility Services, Inc., to deduct from


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the wages due me while in the employ of the Company, dues in the amount of
$_______ in four equal weekly installments each calendar month, or such dues as the Union's Constitution and By-Laws may be amended to provide. I further authorize the Company to deduct from my wages an initiation fee in the amount of $_______.

This authorization shall be irrevocable for the period of one (1) year from the date hereof, or until the termination of the Agreement between the Company and the Union, whichever occurs sooner. Furthermore, this authorization shall automatically renew itself for successive irrevocable annual periods, unless I gave notice to the contrary in writing by registered mail to both the Company and the Union no less than two (2) days and no more than seventeen (17) days before expiration hereof or before expiration of any annual renewal period, as the case may be.

(Signature) _______________________

(Address)   _______________________


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                                   ARTICLE VII

                               GRIEVANCE PROCEDURE


Section 1.     Intent and Distribution of Answers

The parties to this Agreement recognize that grievances should be settled promptly and as close to their source as possible. Further, both parties will endeavor to present all of the facts relating to the grievance at the first step of the Grievance Procedure in order than an equitable solution may be achieved. The Company, in the Second, Third, and Fourth Steps of the Grievance Procedure, shall give written answers to the grievance within the specified time limits, unless extended by mutual consent. Copies of written answers to grievances shall be distributed to the Local Union President, Grievance Committeeperson, the Steward of the aggrieved employee, and the aggrieved employee.

Section 2.     Union Representatives

(a) The Company will recognize the following number of properly certified Union Representatives in the plant for the purpose of Representatives representing employees in the manner specified in the Grievance Procedure:

               (1) The President of the Local Union or a designated representative

               (2)    One Grievance Committeeperson

               (3)    Five Stewards or Alternate Stewards

               (4) The President of the Local Union or a designated representative, and the Grievance Committeeperson shall constitute the General Grievance Committee. It is understood that until January 1, 1999, the duly elected President of Local No. 66, United Plant Guard Workers of America, will be granted a total amount of time, not to exceed forty-two and one-half (42 1/2) hours per week, to handle Company-Union business related to the Contract. If, on or before January 1, 1999, the total number of active employees in the bargaining unit equals or is less than 75, the duly elected President of Local No. 66, United Plant Guard Workers


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                      of America, will be granted a total of 16 hours per week,
                      to be divided into two eight-hour segments to handle Company-Union business related to the Contract. This company paid union time will include all hours used by the President handling grievances. When a properly certified Union Representative is absent from the plant for any reason, the Company will recognize an alternate, certified by the Union.

(b) Employees thus duly certified and recognized as Union Representatives shall report to and obtain permission from their immediate supervision whenever it becomes necessary to leave their work for the purpose of handling grievances, shall inform their supervision of their intended destinations and itinerary, and shall report back to their immediate supervision at the time they return to work. Certified Union Representatives may be excused from work for reasonable periods during their regularly scheduled working hours without loss of pay when handling grievances in the appropriate steps in the Grievance Procedure, excluding arbitration. Permission to leave work as referred to above will be granted, provided such absences do not conflict with efficient operation of the Company's business.

Section 3. Grievance Procedure

(a) When an employee is to be reprimanded, suspended, or discharged for any reason, the employee shall be fully informed of his/her right to bring a Union Representative into the discussion at the time of such reprimand, suspension, or discharge. The Union shall be informed in writing of the action taken. A reprimand can be a proper subject for the Grievance Procedure.

(b) If the employee or the Union files a written grievance protesting a suspension or discharge, within ten (10) days, such grievance shall be initiated at Step 4 of the Grievance Procedure. If such discharge or suspension is found to have been unjustified the employee shall be reinstated to his/her former job and shall be compensated for all earnings lost, less pay for any penalty time decided upon, if any.

(c) Controversies may arise of a nature so general as directly to affect the majority of employees in a classification, or the majority of all employ-


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        ees. It is agreed that issues of this nature need not be subjected to the entire grievance procedure but may be initiated at Step 3 or Step 4.

(d) Any grievance not taken up with an employee's immediate supervision within fifteen (15) days after the employee, or a certified Union Representative has knowledge of the occurrence of the incident from which the grievance arose, cannot be processed through the grievance procedure.

(e) A grievance will be considered settled or withdrawn if the decision of the Company is not appealed to the next higher step in the Grievance Procedure within ten (10) days after the decision has been rendered by the Company, unless this period is extended by mutual agreement between the parties.

(f) In the calculation of time limits under the grievance provisions, including arbitration, "days" shall mean calendar days excluding Saturdays, Sundays, holidays, vacations, and the scheduled days off of the aggrieved employee or the Company representative, whichever results in the longer period.

(g) A hearing at Step 2 may be postponed by mutual agreement of the Grievance Committeeperson and the Protective Force Section Manager. A hearing at Step 4 may be postponed by mutual agreement between the Local Union President and the Human Resources Manager or his/her designated representative.

(h) Written records of past reprimands and/or suspensions, exclusive of actions resulting from violation of Article IV, shall be reviewed by the end of one year by the employee's supervision to determine whether they should be removed from the employee's personnel file and destroyed as a result of satisfactory performance.

Section 4. Grievance Steps

Any employee with a complaint may discuss the matter with his/her immediate supervision. If the complaint is not settled satisfactorily, the employee may process a grievance through the steps shown below:



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Step 1. A discussion will be held between the aggrieved employee, his/her
        Steward, and his/her immediate supervision. The Company will answer the grievance within two (2) days after the discussion.

Step 2. If the grievance has not been disposed of a Step 1, it shall be reduced to writing on an appropriate form and presented to the Protective Force Section Manager. Such written grievance shall be signed by the aggrieved employee and the Grievance Committeeperson and shall be identified by number. The Union shall, to the best of its ability, state in the written grievance all of the facts justifying the grievance and the provisions of the Agreement involved. A hearing shall be held within five (5) days at a time mutually agreed to by the Grievance Committeeperson and the Protective Force Section Manager. The hearing may be attended by the aggrieved employee, his/her Steward, and his/her Grievance Committeeperson, at the option of the Union; and the immediate supervision of the aggrieved employee, the Protective Force Section Manager and the Superintendent of Security, at the option of the Company. The Company shall answer the grievance within five (5) days after the hearing.

Step 3. If the grievance is not settled satisfactorily at Step 2, it may be appealed at the option of the Union to either Step 3 or Step 4. If appealed to Step 3, the Security Group Manager will review the facts with the Grievance Committeeperson and will determine if a full hearing at Step 3 will be held, if the grievance will be returned to Step 2 for a rehearing (by mutual agreement with the Grievance Committeeperson), or if the appeal will be denied and passed on to Step 4. Replies to the appeal will be made within two (2) days. Hearings at Step 3 will be held within five (5) days after received by the Security Group Manager on a date mutually agreed to by the Grievance Committeeperson and the Security Group Manager or his/her designated representative. Hearings may be attended by the aggrieved employee, the Steward, the Grievance Committeeperson and the President at the option of the Union, and by the Security Group Manager or designated representative, and other representatives of the Company, and may include other affected parties mutually agreed upon in advance between the Grievance Committeeperson and the Security Group Manager, involved. The Company will answer the grievance in writing within ten (10) days if a hearing is held.


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Step 4. If the grievance is not settled satisfactorily at Step 2 or Step 3, it may be appealed in writing to the Human Resources Manager or his/her designated representative. Such written appeal shall state the reasons why the decision in the Second or Third Step is not acceptable, shall be signed by the President of the Local Union or his/her designated representative, and shall be presented to the Human Resources Manager or his/her designated representative together with a copy of the grievance. A hearing shall be arranged within five (5) days thereafter at a time mutually agreed upon by the President of the Local Union or his/her designated representative and the Director of Human Resources or his/her designated representative. The hearing may be attended by the Local Union President or his/her designated representative, the Grievance Committeeperson or his/her designated representative, one aggrieved employee, and representatives of the International, at the option of the Union, the Director of Human Resources or his/her designated representative, and other representatives of the Company.

        The Company will answer the grievance in writing within ten (10) days after the hearing.

In the event the Company fails to reply to a grievance within the applicable time limits set forth above and fails to request an extension of such time limits, the Union may present the grievance at the next higher step.

Section 5. Monetary Settlements

Any money due an employee in the amount of $500.00 or more as a result of the settlement of a grievance shall be paid by separate check not later than two pay periods following the written grievance settlement answer to this effect.

Section 6. Arbitration

(a) Controversies which may arise concerning discharge or suspension of employees, or controversies concerning the application, interpretation, or alleged violation of this Agreement, which cannot be amicably settled in previous steps in the grievance procedure, may be submitted for settlement to an Impartial Arbitrator. At the option of the Union, the Union President and the Grievance Committeeperson, and if it so wishes, an International Representative may meet with the Human Resources


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

               Manager or his/her designated representative, and the Organization Manager(s) or his/her representative to discuss the grievance prior to submission to arbitration. This step shall be known as the 4 1/2 step of the grievance procedure. Within ten
               (10) days thereafter, the Local Union President, the Grievance Committeeperson, and/or the International Union Representative shall meet with the representatives of the Company and attempt to agree on an Impartial Arbitrator. Should the parties be unable to agree upon an arbitrator within five (5) days, the parties shall request the Federal Mediation Service to submit a list of seven
               (7) names of suggested arbitrators who will be available. When the list of seven arbitrators has been received, the Company and the Union shall alternately strike one name from the list until only one name remains, and the remaining arbitrator shall be the arbitrator to hear and decide the controversy.

               In the event the grievance is not settled at 4 1/2 step, the Company and the Union may mutually agree to submit the matter to the Federal Mediation and Conciliation Service (FMCS). If the parties agree to submit the matter to the FMCS, the request to the FMCS must be made within ten (10) days of the 4 1/2 step answer. Both the Union and the Company agree that each party will be limited to three (3) representatives during the meeting with FMCS unless both mutually agree otherwise. FMCS mediation rules will apply.

(b) In the event that classified information is to be disclosed in the hearing, the Federal Mediation and Conciliation Service shall be so informed and only the names of cleared arbitrators shall be considered.

(c) The Company and the Union may stipulate the nature of the dispute and the issues involved jointly in one stipulation or singly in separate stipulations. In the event that the parties stipulate the nature and issues of the dispute singly, a copy of such stipulation shall be furnished the other party at the same time the stipulation is submitted to the Arbitrator.

(d) It is agreed by the parties to this Agreement that arbitration cases shall be heard as soon as possible. On a date agreeable to both parties, the date to be set in conformity therewith by the arbitrator, the parties shall at the time and place appointed by the Impartial Arbitrator, appear and present either a written or oral statement of the issues involved for


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               consideration by the Impartial Arbitrator. In his/her designation of the place, the Impartial Arbitrator shall be restricted to the area in which the plant is situated unless otherwise agreed upon. The Impartial Arbitrator shall schedule hearings of grievances in the order in which such grievances are submitted, unless the Company and the Union agree upon a different order for hearing.

(e) The Impartial Arbitrator shall render a decision on every grievance which has been submitted within thirty (30) calendar days from the date of hearing, unless additional time is requested by the arbitrator and is mutually agreed upon between the Company and the Union.

(f) The decision of the Impartial Arbitrator shall be final and binding upon both parties and shall invoke immediate compliance by the parties. If such decision directs a retroactive wage payment the Company shall notify the Union immediately of the date on which payment, shall be made to the employees entitled to such payment.

(g) Should the Impartial Arbitrator, chosen in accordance with the terms of this Agreement, die, become incapacitated or refuse to act, the parties hereto shall mutually agree upon a successor.

(h) A complete transcript of all argument and testimony presented at the hearing may be made and supplied by either party to the Impartial Arbitrator for information and guidance.

(i) The expense and compensation of the Impartial Arbitrator shall be borne by and divided equally between the Union and the Company.

(j) In all proceedings under this section, the Company shall release from work the following employees when deemed necessary by the Union for a fair and reasonable presentation of its case before the Impartial Arbitrator without loss of earnings:

               (1)    President

               (2)    General Grievance Committee

               (3)    A Steward

               (4) Two (2) aggrieved employees.

               Additional employees will be released upon request without pay provided that supervision can make arrangements to efficiently continue the work.

(k) The Impartial Arbitrator shall not have the power to make any award changing, amending, or adding to the provisions of this Agreement.

(l) Any grievance which has not been assigned to the agreed-upon Impartial Arbitrator within two (2) years after the date of appeal to arbitration shall be considered withdrawn by mutual consent on a non-precedent basis.

Section 7.     Union Representation

It is understood that the duly elected Grievance Committeeperson will be granted a total amount of time, not to exceed eight and one-half (8-1/2) hours per week, for the purpose of legitimate administrative functions in conjunction with adjusting grievances and legitimate complaints. In addition the duly selected Safety Representative will be granted a total amount of time not to exceed seventeen (17) hours per week for the purpose of adjusting safety and health concerns; and the Union Vice-President will be granted a total amount of time not to exceed seventeen (17) hours per month for the purpose of carrying out the function of that office. However, when warranted by special circumstances, arrangements may be made with the approval of the Protective Force Section Manager for these three Union Officials to be allowed additional time in that week. After January 1, 1999, this Section 7 will have force and effect only when the total number of active employees in the bargaining unit equals or exceeds 85.

                                   ARTICLE VIII

                                     SENIORITY

Section 1.     Continuous Service

Except as provided in Section 5 and 6 below, the seniority of an employee shall be equal to the employee's continuous service with the Company, consisting of time actually spent on the payroll in the bargaining unit plus properly approved absences from work, excluding Educational Exit, to be determined under the following rules:

(a) When an employee is on a leave of absence granted by the Company, his/her service will be considered as continuous without any deductions if the absence does not exceed one year.

               However, service shall be considered as continuous without any deductions for employees on leave of absence for:

               (1) Public office under Article IX, Section 2(c) for the duration of a single term of office only;

               (2)    Union officials on a full-time International status under
                      Article IX. Section 2(a), not to exceed four (4) years;

               (3) Educational Exit under Article IX, Section 1(c).

(b) An employee who leaves the employment of the Company to enter Military Service, either by voluntary enlistment or by induction under the Selective Service System, shall be reinstated under the provisions of applicable Federal Statutes, upon application within the designated period of time following honorable or general discharge, provided the employee qualifies under the seniority rules and is physically capable of performing the work required. Upon reinstatement, such employee shall be given credit for continuous service from the time he/she left the employment of the Company to enter Military Service to the date of reinstatement.

(c) An employee who is laid off because of reduction in force and is recalled within three (3) consecutive years after the date of layoff, will be credited with continuous service accumulated prior to layoff. If such layoff continues for more than three (3) years, the employee shall be credited with continuous service accumulated prior to layoff following three (3) years of continuous service from the date of recall. Seniority shall be credited.

(d) An employee will lose continuous service when he/she is discharged, released, resigns, retires, accepts layoff without recall rights, or when he/she is on the recall listing but not on the active payroll and declines or fails to report or make satisfactory arrangements within seven (7) calendar days after being notified of recall. If such employee is later rehired, he/she shall be considered a new employee and continuous service shall date from the date of most recent hire.

               An employee shall be considered to be notified of a recall opportunity when an offer of recall has been sent by registered mail to the most recent address as recorded in the Employment Department.

Section 2.     Probationary Period

A new employee shall be considered a probationary employee and shall have no seniority rights for the first ninety (90) days of employment. A probationary employee shall be subject to layoff, discipline or discharge at the sole discretion of the Company.

Section 3.     Security Clearance Requirement

Should the security clearance granted to any employee be suspended by the Department of Energy, such employee may be discharged immediately and such discharge shall not be subject to the Grievance Procedure. However, if such action by the Department of Energy is later reversed, the employee shall be reinstated without loss of seniority, compensated for all earnings lost, and credited with such time as continuous service.

Section 4.     Reduction in Force

(a) When a reduction in force is to be made, probationary employees shall be the first laid off. Should further reduction in force be necessary, the following procedure will apply:

               (1)    Voluntary Layoff with Recall Rights

                      When a reduction in force results in a layoff, any employee having more bargaining unit seniority than the employees who are scheduled to be laid off may accept voluntary layoff as provided in paragraph three (3) below. The employee will be placed on the recall list from which he/she is laid off.

                      employees electing to take voluntary layoff with recall rights will be paid a layoff allowance on a weekly basis up to the eligibility shown in Article XII, Section 1.

               (2)    Voluntary Layoff Without Recall Rights

                      When a reduction in force will result in a layoff, any employee therein having more bargaining unit seniority than the employees who are to be laid off may accept a voluntary layoff without recall rights to thereby reduce the personnel units otherwise scheduled to be laid off, provided procedure in paragraph three (3) below is followed. Employees accepting a voluntary layoff without recall rights will be paid a lump sum layoff allowance consistent with Article XII, Section 1.

               (3)    Voluntary Layoff Application Procedure

                      a. Written application must be made to the Employment Department requesting a voluntary layoff.

                      This application must be presented during the first half of the period between the date of announcement of reduction in force and the effective date of layoff.

                      b. Form A-1500, "Acknowledgment of the Conditions of layoff", will be signed by employees electing to take voluntary layoff.

               (4) The senior employee permitted to accept a voluntary layoff shall not exceed the number scheduled to be surplused.

               (5) Should further reduction in force be necessary, employees will be laid off in reverse order of bargaining unit seniority.

                      (A) employees laid off with recall rights shall be paid a weekly allowance per Article XII, Section 1(a).

                      (B) Employees scheduled to be laid off under this provision may elect to be laid off without recall rights and will be paid a lump sum termination payment under
                      Article XII, Section 1(b).

(b) When the Police Department is to be increased, laid off employees with bargaining unit seniority will be recalled in order of bargaining unit seniority.

(c) The Company will give employees at least thirty (30) calendar days advance notice of layoff.

Section 5.     Returning to the Bargaining Unit

(a) If an employee is a salaried position in the Protect Force Section (Plant Protection Department) returns to the bargaining unit within thirty (30) calendar days, he/shall be credited with total seniority accumulated before leaving the bargaining unit.

(b) If an employee is medically disqualified from the Protective Force Section (Plant Protection Department) due to DOE requirements, then accepts a salary position in another LMUS Department, and later returns to the bargaining unit, he/she shall be credited with bargaining unit seniority accumulated before leaving the bargaining unit.

Section 6.     Transfer to Unit

When a vacancy is not filled under Section 4(b) above, personnel not in the bargaining unit may transfer into the bargaining unit, but may not displace a bargaining unit employee. Such employees may be credited with their total seniority up to, but not to exceed, that of the least senior employee in the unit.

Section 7.     Seniority List

A seniority list shall be posted in the Squad Room at all times.

Section 8.     Realignment

(a) A department realignment shall be conducted once each year to provide an opportunity for employees to select job classification and shift for the year. Bargaining unit seniority and qualifications at the time of the realignment shall be the determining factors as to each employee's preference (classification and/or shift). After an employee has indicated a preference during the canvass, he/she shall be required to accept the position if he/she has the most bargaining unit seniority and is qualified. Each October 15th, for the duration of this Agreement, supervision shall initiate a canvass of all employees in the bargaining unit in order of bargaining unit seniority to record their classification and shift preference. Employees must have the bargaining unit seniority and qualifications at the time of the canvass to be eligible for the position. Supervision shall accomplish the resulting permanent movement by the first Monday in January or as soon thereafter as possible.

               In an effort to expedite the realignment and assure that each officer is prepared to make a selection at the start of realignment, the Company will provide the Union negotiating committee and the Union membership with a copy of the realignment at least ten (10) calendar days prior to the start of the realignment.

               An employee is obligated, upon having been contacted via telephone by a member of supervision, to indicate at the time of the contact his/her annual realignment preference(s), to include job classification, shift and vacation(s). Should the employee fail to fulfil this obligation during the telephone contact, the canvassing supervisor will assign the employee to an available job classification and shift vacancy. The employee shall have the opportunity, upon his/her return to work, to select from the vacant shift assignments and the remaining vacation periods.

(b) A realignment within a classification shall be conducted when there is a change in working schedule. When it is determined that there will be a change in working schedule(s), supervision will initiate a canvass of all employees in the classification in order of seniority to record their shift preference. The canvass must be completed before the working schedule becomes effective. After an employee has indicated a preference during the canvass, he/shall be required to accept the position if he/she is the most senior.

               If the Company changes an employee's work schedule so that a change of roll out day(s) results, the Company will adjust red line vacation to correspond to the employee's originally requested vacation period. This does not apply to changes in the work schedule that result from the absence of employees. However, for vacation year 1998 and 1999, the Company may reschedule by re-bidding in seniority order any scheduled, but unused, red-line vacation in any calendar year as of the date a reduction-force occurs of more than ten percent (10%) of the workforce.

(c) If during the canvass for realignment an employee cannot be contacted, he/she shall be placed according to his/her bargaining unit seniority and upon his/her return shall be permitted a bump.

Section 9.     Shift Preference

Changes in the number of shift personnel during the period between annual realignment will be accomplished in accordance with (a), (b), (c), (d), (e),
(f), (g) and (h) below:

(a) When it is determined that a short term medical disability will prevent an employee from working his/her regular job assignment, the Company will not fill the job vacancy for either a maximum of three (3) months, or until the annual realignment is initiated, whichever event should occur first. If the vacancy is filled, it will be awarded to the most senior qualified employee having a bid card on file requesting the shift on which the vacancy exists.

               After the vacancy is filled, if the employee who was absent on short term medical disability returns to work, the employee has the option to (1) exercise his/her seniority to return to the position, (2) bump the least senior employee on that shift, or
               (3) assume an existing vacancy on any shift.

(b) An employee may file a bid card at any time; however, it will not be effective for fifteen (15) days except when a new shift is created. It is the responsibility of the employee to keep bid cards current. When the Company establishes a need to utilize the bid card procedure, supervision will fill one job as it occurs (by seniority). Once the bid card has been utilized, that card will be voided and the next job will be canvassed. When an officer elects more than one choice on a bid card preference, the supervisor will indicate in numerical order in his/her choice.

(c) When the Company establishes a new shift with no additional employees added to that classification, but it creates a decrease to another shift within the classification, a canvass in order of seniority shall be conducted within the classification. Vacancies created by the canvass shall be filled by the bid card procedure as set forth in Subparagraph 9(b) above. The least senior employee(s) on the affected shift(s) may exercise bumping privileges in order of seniority. If the canvass or bumping procedure does not fill the new shift or shift vacancies, the least senior employee(s) within the classification shall be assigned the vacancy.

(d) When the Company determines a need to add to or decrease from an existing shift within a classification without a personnel increase, bid cards will be utilized to fill the designated need. The least senior employee(s) of each affected shift(s) may exercise bumping privileges in order of seniority. If the vacancy has not been filled, the least senior employee(s) within the classification shall be assigned the vacancy.

(e) When the Company determines a need to add to an existing shift with a department personnel increase, bid cards will be utilized to fill the designated need. Before the remaining vacancy is filled with a qualified new hire or a qualified employee transferring from another LMUS department, an SPOII/Offensive member will be considered for the vacancy.

(f) When the Company determines a need to fill a vacancy in the SPOII/Offensive classification, a canvass in order of seniority of the SPOII/Offensive Reservist shall be conducted to fill the vacancy. If the vacancy is not filled by the canvass, the least senior SPOII/Offensive Reservist shall be assigned to fill the vacancy. In filling a

               SPOII/Offensive shift vacancy, the senior qualified employee having a bid card in for the vacancy will be awarded the vacancy, regardless of SPOII/Offensive active or reserve status.

(g) When the Company determines a reduction in a classification with an addition to another classification, the least senior qualified employee of the classification to be reduced will be assigned to the classification which is to be increased. The bid card, bump and assign procedure in (c) above will apply to fill the designated shift need within the classification.

(h) When the Company has determined there is a total reduction in the department, the following procedure will apply:

               1. Voluntary layoff in accordance with Article VIII, Section 4, will be honored for the entire department.

               2. It may be necessary to assign the least senior qualified employee from the classification to be reduced to the classification where the voluntary layoff occurred.

               3. At the conclusion of Step 2, the procedure in (c) above will apply.

               4. When there is a total reduction in the department with the reduction(s) occurring in the Security Police Officer II Defensive (SPOII/Defensive) classification, and there is an employee(s) in the Security Police Officer II Offensive (SPOII/Offensive) classification with less departmental seniority than an Security Police Officer II Defensive (SPOII/Defensive):

                      A. The least senior employee(s) in the Security Police Officer II Defensive (SPOII/Defensive) classification shall be declared excess.

                      B. If the work force is not reduced to the required number after the voluntary layoff provision of the contract (Article VIII, Section 4) has been complied with and there is still an Security Police Officer II Offensive

                             (SPOII/Offensive) employee(s) with less bargaining unit seniority than an Security Police Officer II Defensive (SPOII(s)/Defensive), the Security Police II Defensive (SPOII(s)/Defensive) shall be permitted to bump the least senior employee(s) in the Security Police Officer II Offensive (SPOII/Offensive) classification.

                      C. The affected Security Police Office II Offensive (SPOII/Offensive) employee(s) shall be excessed.

                      D.     A Security Police Officer Defensive
                             (SPOII/Defensive) exercising this option (bump) shall have one-hundred twenty (120) days from the effective date of the bump to qualify as a Security Police Officer II Offensive (SPOII/Offensive).

                      E. Should the Security Police Officer II Defensive (SPOII(s)/Defensive) be unable to qualify as a Security Police Officer II Offensive (SPOII/Offensive) within the 120-day period, the Security Police Officer II Defensive (SPOII(s)/Defensive) shall be excessed and the most senior qualified Security Police Officer II Offensive (SPOII/Offensive) employee(s) shall be recalled to the Security Police Officer II Offensive (SPOII/Offensive) classification.

(i) Security Officer (SO) vacancies shall be filled with medically disqualified employees (Security Police Officer
               (SPOII/Defensive) and Security Police Officer II
               (SPOII/Offensive) who meet the Security Officer (SO) qualifications. If no medically disqualified employee is available, the Security Officer (SO) task may be assigned to a Security Police Officer II (SPOII/Defensive and/or
               SPOII/Offensive). The number of positions shall be determined by the Company.

Section 10.    Disqualification

(a) An employee who is disqualified in his/her current job classification may bump in other classifications for which he/she is qualified, provided that he/she has enough bargaining unit seniority to displace the least senior employee.

(b) See Memorandum of Understanding entitled "Failure to Meet DOE and/or NRC Standards."

                                    ARTICLE IX

                                 LEAVE OF ABSENCE

Section 1.     Qualification and Reinstatement

(a) Except as stated in Section 1(c) of this Article, an employee may be granted a leave of absence for personal reasons without pay up to fifteen (15) days upon application to the Company in writing, provided the employee presents evidence acceptable to the Company that such leave of absence is for a reasonable purpose and provided further that such leave of absence shall not unreasonably interfere with operations. Such leave may be extended where necessary upon application for extension in writing and upon presentation of evidence satisfactory to the Company that such extension is necessary provided such extension does not unreasonably interfere with operations.

(b) If a dispute arises concerning an employee's physical fitness to return to work under the Short Term Disability Plan, the grievance may be initiated at Step 4 of the Grievance Procedure.

(c)            Educational Exit

               An employee may leave the employ of the Company after the completion of one year continuous service and upon approval of the Company in order to attend an accredited college or university, or a recognized trade or vocational school and shall be reinstated upon application provided he/she can qualify under the seniority rules, is physically capable of performing the work required, is granted a clearance and applies for reemployment within thirty (30) days After leaving the college, university or school. Trade or vocational school for purposes of this clause is one which provides training of a course of study related to jobs performed for the Company. The employee upon reinstatement shall be given the service he/she had when he/she left the company, plus time spent in school, not to exceed four (4) years. The employee shall notify the employer in writing of the name of the school, the date of entry, and the expected length of the course of study. He/she shall confirm the continuation of his/her school attendance at annual intervals thereafter, subject to quarterly review. It is understood the employee will not be eligible for any Company benefits while on an educational exit. The employee must return to the active payroll before becoming eligible for contractual benefits.

Section 2.     Union or Government Official

(a) Upon written request to the Company made by the Union a reasonable period in advance, an employee certified by the Union, to be a full time Union official shall be granted a leave of absence without pay to engage in work pertaining to the business of the Union. The number of employees granted such leaves of absence may not exceed one (1) at any time.

(b) Each such leave of absence shall be for a period no less than seven (7) days and no longer than one (1) year, and shall be granted only at such times as shall not unreasonably interfere with operations. Leaves of absence shall no be renewable from year to year except as mutually agreed by the parties.

(c) Upon written request to the Company, an employee shall be granted a leave of absence to serve full time in an elected or appointed Federal, State, or Local government position of the duration of a single term of office only.

(d) An employee granted such leave of absence must return all security identification issued and shall be issued appropriate identification.


Section 3.     Absence Notification

(a) An employee is responsible for notifying the Company, in advance, if possible, when unable to report for work as scheduled, including the reason therefore.

(b) An employee who is absent from work for five (5) consecutive scheduled workdays without notifying the Company, shall be considered to have resigned voluntarily unless he/she is incapacitated beyond his/her control.

Section 4.     Failure to Report on Expiration

An employee who does not return to work by the fourth scheduled workday following the expiration of a leave of absence or any extension thereof without notifying the Company shall be considered to have resigned voluntarily.

                                    ARTICLE X

                                  HOURS OF WORK

Section 1.     Definitions

               Workday means the 24-hour period beginning at 11:00 p.m.

               Workweek means the 7-day period beginning at 11:00 p.m. on Sunday

               7th consecutive Day means the 7th consecutive workday in the workweek, i.e., the 24-hour period beginning at 11:00 p.m. on Saturday.

               Working Schedule means the hours of shifts to be worked by employees and the day or days on which such shifts are to be worked.

Section 2.     Standard Workday - Workweek

(a) A standard day's work shall consist of eight (8) hours worked within a workday. A standard week's work shall consist of five
               (5) standard days' work within a workweek amounting to a total of forty (40) hours.

(b) The Company will continue its present practice of paying employees 30 minutes per day worked for required preliminary and postliminary activities.

Section 3.     Working Schedule

(a) Standard shift hours for employees working shifts shall be as follows:

               Day shift            7:00 a.m. to 3:00 p.m.

               Afternoon Shift      3:00 p.m. to 11:00 p.m.

               Night Shift          11:00 p.m. to 7:00 a.m.

(b) When the Company determines the need for an extended working schedule, the standard workday and workweek will be posted prior to the effective date of the extended schedule. Article X, Sections 1 (except last paragraph), 2(a) and 3(a) will be redefined during extended working schedules.

Section 4.     Irregular Shift

An irregular shift is an established 8-hour shift with starting time different from the rotating day, afternoon, or night shifts or from the non-rotating shift. Irregular shifts may be established as required with prior discussion with the Union Committee.

Section 5.     Notification of Change

The Union will be notified of any extended change in the present work schedule; however, the provisions of this Agreement shall not be considered as a guarantee by the Company of a minimum number of hours per day or per week or pay in lieu thereof, nor a limitation on the maximum hours per day or per week which may be required to meet operating conditions.

Section 6.     Military Pay

An employee who has completed his/her probationary period, who is a member of a reserve component of the Armed Forces, and who is required to enter upon active annual temporary training duty or temporal special service shall be paid the difference between the amount of base pay received from the Federal or State government for such duty and his/her base hourly rate, plus allowance for preliminary and postliminary activities, the total of both payments not to exceed a compensation of eight and one-half (8-1/2) hours for any scheduled workday for the time lost while on such duty up to a maximum period, beginning with the first regularly scheduled workday missed, of twenty-eight (28) calendar days per year, (this includes one (1) weekend training period per calendar year subject to the maximum of twenty-eight (28) calendar days per year) subject to the following provisions:

(a) An employee must submit to supervision as soon as possible after receipt, evidence of orders to report for training.

(b) When the employee returns to work he/she must submit to supervision a statement supporting payment for such duty.

(c) Time off from work paid for under this section shall not be counted as hours worked in the computation of overtime of premium pay.

(d) Such items as subsistence, rental, travel allowance and pay for nonscheduled workdays shall not be included in determining base pay received from Federal or State governments.

Bargaining unit personnel who are members of a reserve component of the Armed Forces and whose roll-out days occur on Monday through Friday may be permitted to have their roll-out day(s) exchanged for Saturday and/or Sunday (up to eleven
(11) times per calendar year) when required to enter upon active temporary training duty. This shall not exceed a maximum number of 22 days per employee per year. The employee will notify supervision at least two (2) weeks in advance for scheduling purposes.

Section 7.     Trades

(a) Employees may not trade shifts or days off except with prior approval of their respective supervision, and provided further that no overtime premium is involved.

(b) Employees may trade job assignment within their classification as long as the trades are made and approved by supervision at least 24 hours prior to the day the trade is to take place. Employees with medical problems will be able to trade up until 15 minutes prior to roll call.

Section 8.     Overtime Opportunity

(a) Overtime at the rate of one and one-half (1-1/2) times base hourly rate and at the rate of one and one-half (1-1/2) times any applicable shift differential will be paid to an employee for all hours worked in excess of eight (8) hours in any twenty-four (24) hour period or for all hours worked in excess of forty (40) hours within the workweek, whichever method of computation provides at the end of the workweek the greater total pay to the employee.

(b) An employee who is required to work in excess of sixteen (16) continuous hours, shall be paid at the rate of double the base hourly rate and at the rate of double any applicable shift differential for all such continuous hours worked in excess of sixteen (16).

(c) When an employee is required to work overtime beyond the end of his/her scheduled shift, he/she shall receive not less than four
               (4) hours
               pay at base hourly rate or one and one-half (1-1/2) times base hourly rate for such work performed, whichever is greater.

(d) It is understood that (c) above does not apply to an employee who may be required to remain on his/her assignment due to the absence or tardiness of another employee who is scheduled to relieve him/her, or to an employee who is held on his/her job up to the end of his/her scheduled shift.

(e) An employee will not be required to take off a corresponding amount of time in any subsequent scheduled workdays in the same workweek to offset any overtime worked.

(f) Except in extreme emergencies, an employee may not be forced over on their last scheduled day of work preceding vacation taken or vacation taken in conjunction with days off.

(g) When canvassing for SPOII/Offensive overtime, all SPOII/Offensive active and reservist employees must be canvassed before an SPOII/Offensive employee is required to work the overtime assignment.

(h) An employee required to report to plant site or stay beyond his/her regularly scheduled shift for training purposes or physical fitness qualifications shall be entitled to the minimum guarantee of four (4) hours at base hourly rate or actual hours worked at one and one-half (1 1/2) times the base hourly rate, whichever is greater.

(i) An employee directed to report to plantsite on his/her scheduled day off for medical consultation or testing shall be entitled to the minimum guarantee of four (4) hours at base hourly rate or actual hours spent on site, at one and one-half (1 1/2) times the base hourly rate, whichever is greater.

Section 9.     Work Before Shift Start

An employee required to report for work before his/her regularly scheduled starting time shall receive not less than four (4) hours pay at base hourly rate or pay at one and one-half (1-1/2) times base hourly rate as overtime pay for such work performed, whichever is greater. Such employee shall not be required to take off a corresponding amount of time before the end of his/her regular shift.

Section 10.    Overtime Lists

It shall be the responsibility of supervision to keep overtime in a group according to overtime worked. Initial lists will be arranged by seniority, and overtime opportunities will be offered in turn.

(1) Applicable overtime lists shall be posted in an easily accessible area and secured under glass and lock.

(2) When determined during a shift that additional employees are needed on the following shift, it will be offered to those present on the shift which is working.

(3) When determining during a shift that additional employees are needed on that shift, it will be offered to those scheduled to be present on the oncoming shift who can be personally contacted by phone.

(4)            When overtime, which cannot be offered according to Items (2) and
               (3) is to be scheduled, it shall be offered by reference to the establishment master overtime list of the department.

(5) The movement of an employee from one list to another will not result in any change in the number of opportunities with which he/she has been charged.

(6) If overtime is not obtained using the above procedure, the following will apply:

               a. If an individual on the oncoming shift reports he will be absent or tardy, the individual on the tardy officer's job assignment will be held over.

               b. If the officer on the preceding shift is ineligible for the holdover, the least senior officer shall be forced over.

               c. If an officer is forced to work beyond the end of his/her scheduled shift because supervision failed to remove a red-lined employee from the work schedule, the officer will be paid an addition 1/2 times the Officer's Base Hourly Wage Rate.

(7) Only employees who work or personally refuse overtime will be charged, except those circumstances which are specifically referred to in Article X, Section 10(9); Article X, Section 10(11); and Article X, Section 10(12). While on short term or long term disability leave, employees will not accumulate more than fifteen (15) overtime opportunities.

(8) The Company will furnish the Union with copies of the overtime canvass lists bearing the date, time and signature of the supervisor doing the overtime canvassing.

(9) An employee that accepts an overtime opportunity, and then cancels, will be charged with one refusal for that overtime and will also be charged with one additional overtime opportunity.

(10) The Company will continue the practice of identifying the location and type of work to be performed for overtime opportunity.

(11) If an eligible employee is inadvertently by-passed for an overtime opportunity in accordance with the above procedure, the by-passed employee will be given first preference to work one of the next three overtime opportunities (of the same hours) that occur for which he/she is eligible. A by-passed employee who works one of such next three overtime opportunities, will be paid for that opportunity at the higher of the premium rate applicable to that opportunity or the premium rate applicable to the by-passed overtime opportunity.

(12) In the event of a serious personal hardship consistent with FMLA guidelines and upon written application approved by the Protective Force Section Manager, an employee's name may be removed from the overtime list for a defined period of no less than thirty (30) days. When an employee's name is returned to the overtime list, the employees will be charged with overtime opportunities missed while green pinned. An employee whose name is removed from the overtime list will not be forced to work overtime except during extreme emergencies as determined by the Company.

Section 11.    Overtime - 7th Consecutive Day

An employee will be paid at the rate of two (2) times the base hourly rate of pay and at the rate of two (2) times any applicable shift differential for all hours worked on the seventh (7th) consecutive day worked in the workweek, provided he/she has worked or is credited with a minimum of four (4) hours in each of the preceding six (6) workdays of that workweek. Duplication of premium hours under Section 14 does not apply.

Section 12.    Overtime - 6th Consecutive Day

(a) An employee will be paid at the rate of one and one-half (1-1/2) times base hourly rate of pay and at the rate of one and one-half (1-1/2) times any applicable shift differential for all hours worked on the sixth (6th) consecutive day worked in a workweek, provided he/she has worked or is credited with a minimum of four
               (4) hours in each of the preceding five (5) workdays of that workweek.

(b) An employee shall be paid at the rate of one and one-half (1-1/2) times base hourly rate of pay and at the rate of one and one-half (1-1/2) times any applicable shift differential for all hours worked on the sixth (6th) day when he/she has worked a holiday or part of his/her first forty (40) hours worked. Time credited under Section 13 does apply.

Section 13.    Credited Hours

(a) Jury duty time, vacation, holiday worked, funeral absences, and schedule change, which are compensated for under appropriate provisions of this Agreement and non-compensable absences for Code 95, and subpoenas, except when the employee is the plaintiff or the defendant or in a case involving the Company, shall be credited as hours worked in computing overtime and in determining days worked for sixth and seventh consecutive day application, except that, to avoid duplication, there shall be credited only eight hours plus allowance for preliminary and postliminary of any one calendar day. When vacation is taken during an extended work schedule, all scheduled work hours shall be credited.

(b) Holiday not worked but paid shall be credited in the same manner except for those employees who are normally scheduled to work forty-two and one-half (42-1/2) hours within the workweek excluding the holiday(s) scheduled off.

(c)            Special Consideration - Credited Hours

               As an exception to premium payment for hours not worked and for the express purpose of compensating an employee who works an overtime opportunity on his scheduled day(s) off and has pre-scheduled vacation, jury duty or funeral absence on the sixth
               (6th) or seventh (7th) workday of the workweek, all hours worked or credited over forty (40) hours will be paid in accordance with the sixth (6th) and seventh (7th) workday principle.

Section 14.    Duplication of Premium Hours

Premium hours that are paid for as minimum four (4) hour guarantees, and over eight (8) hours worked in a twenty-four (24) hour period shall not be duplicated under the terms of this Contract to the extent that hours are compensated for as overtime or premium under one provision they shall not be counted as hours worked in determining overtime or premium compensation under the same or any other provision except as specifically provided in Section 13.

Section 15.    Holidays

(a) The following holidays shall be observed: New Years' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, the day after Thanksgiving, Christmas, and a day related to Christmas. An employee may take either Martin Luther King, Jr.'s Birthday or a holiday related to Independence Day designated by the Company as his/her eleventh holiday. Employees must select the optional holiday when they bid the annual realignment preceding the calendar year during which holidays are to be observed. Martin Luther King, Jr.'s Birthday is observed on the third Monday in January.

(b) Should one of these holidays fall on a Sunday, the following Monday will be observed as the holiday, and work on such Sunday shall not be compensated for under the holiday pay rules. Should one of these holidays fall on a Saturday, the preceding Friday will be observed as the holiday and work on such Saturday shall not be compensated of under the holiday pay rules.

               However, as an exception to the foregoing, if one of these holidays occur on a Saturday or Sunday that is also an employee's scheduled day of work, the employee will observe and be paid for that holiday on the actual day on which the holiday occurs.

(c) An employee who works on a day observed as a holiday will be paid at the rate of two and one-half (2-1/2) times base hourly rate and at the rate of two and one-half (2-1/2) times any applicable shift differential for all such hours worked.

(d) An employee who is not scheduled to work on a day observed as a holiday will be paid an amount equal to eight (8) times base hourly rate, plus allowance for preliminary and postliminary activities provided he/she works a minimum of eight (8) hours in the week in which the holiday is observed or is absent because of funeral leave, jury duty, military leave, Code 95 (for negotiations only), or on an approved vacation for any other day(s) of such week. However, duplicate payment shall not be made for holidays except as provided in Article XIII, Section 4. This provision does not apply to an employee who reports for work after being hired or recalled in the week of, but subsequent to, a holiday. An employee who is required to work on a holiday that was scheduled as his/her day off shall be paid eight (8) hours at base hourly rate and shall be paid at the rate of two (2) times base hourly rate for all hours actually worked up to and including eight (8), and two and one-half (2-1/2) times base hourly rate for all hours actually worked in excess of eight (8). Any applicable shift differential will be paid at the rate of two
               (2) times all hours actually worked up to and including eight
               (8), and at the rate of two and one-half (2-1/2) times for all hours actually worked in excess of eight (8).

(e) An employee who is scheduled to work on a holiday but who reports off before the start of his/her shift because of illness will be paid as provided in (d).

Section 16.    Change in Working Schedule

Unless notified thereof in the preceding workweek, if a change is made in an employee's working schedule from one shift to another, from one roll-out day to another, or scheduled vacation, he/she shall be paid for the first eight (8) hours worked on the new schedule at the rate of one and one-half (1-1/2) times the employee's base hourly rate of pay and at the rate of one and one-half (1-1/2) times any applicable shift differential, except when such change is made at the request of or for the convenience of the employee. If such change results in more than eight (8) hours worked in a 24-hour period or more than forty (40) hours worked in a workweek, such payment shall be at double time.

Section 17.    Emergency Call-in

An employee who has left the plant and is called in by the Company to perform work will receive not less than four (4) hours pay at base hourly rate or pay at one and one-half (1-1/2) times base hourly rate as overtime pay for such work performed, whichever is greater.

Section 18.    Reporting Pay

(a) An employee who reports for work at the start of his/her regular shift or at a time appointed by the Company without previously having been notified not to report, will be given at least four
               (4) hours work, or if no work is available, four (4) hours pay, except that if work is unavailable as the result of causes beyond the control of the Company, it shall not be so obligated.

(b) Failure on the part of an employee to keep the Company informed of his/her current address and telephone number will relieve the Company of its responsibility under this Section of the Agreement.

Section 19.    Meal Allowance

(a)            An employee who is required to work overtime and who works ten
               (10) or more continuous and successive hours will be paid a meal allowance of four dollars and seventy-five cents ($4.75) which will be included in the regular paycheck. An additional meal allowance will be allowed for each four (4) hours of consecutive work performed thereafter.

(b) No time will be deducted for lunch periods during such overtime work, it being understood that they will be made as short as possible.

(c) The Company will continue its practice of arranging transportation home for employees who are required to work overtime without sufficient prior notice thereof.

Section 20.    Jury Duty

An employee who is required to serve on a municipal, county, federal jury, or grand jury, shall be paid the base hourly rate, plus allowance for preliminary and postliminary activities, [the total of both payments not to exceed a compensation of eight and one-half (8 1/2) hours for any scheduled workday] for the time lost from the regularly scheduled work shift by reason of such service subject to the following provisions:

(a) Employees must notify their supervision within twenty-four (24) hours after receipt of notice of selection for jury duty.

(b) In order to be eligible for such payments, the employee must furnish a written statement from the appropriate public official showing the date and time served and the amount of pay received.

Section 21.    Funeral Pay

An employee who is excused from work because of death of a member of his/her immediate family shall be paid at base hourly rate, plus allowance for preliminary and postliminary activities, for time missed up to a maximum of three (3) consecutive scheduled workdays. However, any employee who travels more than 400 miles each way from Piketon, Ohio to attend a funeral service for a member of his/her immediate family will be paid for time missed up to a maximum of four (4) scheduled work days. [Payment not to exceed a total compensation of eight and one-half (8-1/2) hours for any scheduled workday.] For the purpose of this section, the term "a member of his/her immediate family" shall be defined as and be limited to the following: spouse, children, stepchildren, parents, grandparents, grandparents-in-law, grandchildren, brothers, stepbrothers, sisters, stepsisters, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, parents-in-law, stepparents of the employee, and, if they reside in the employee's household, other dependent relatives.

                                    ARTICLE XI

                                       WAGES


Section l.     Base Hourly Rates

The base hourly rates of pay set forth below have been fixed on a permanent basis and shall remain in effect for the duration of this Agreement.

(a)     Effective 8/4/97, Base Hourly Wage Rate (including $1.31 COLA Roll-in).

                             SO        SPOII/Defensive       SPOII/
                             --        ---------------       Offensive
                                                             Reservist
                                                             ---------
        Starting Rate      15.509           15.642           15.948
        After 13 Weeks     15.841           15.973           16.279
        After 26 Weeks     16.172           16.305           16.611
        After 39 Weeks     16.504           16.636           16.942
        After 52 Weeks     18.150           18.283           18.739

(b)     Effective 8/2/98, Base Hourly Wage Rate.

                           SO         SPOII/Defensive        SPOII/
                           --         ---------------        Offensive
                                                             Reservist
                                                             ---------
        Starting Rate      15.509          15.642            15.948
        After 13 Weeks     15.841          15.973            16.279
        After 26 Weeks     16.172          16.305            16.611

        After 39 Weeks   16.504                16.636        16.942
        After 52 Weeks   18.150                18.283        18.889

(c)     Effective 8/2/99, Base Hourly Wage Rate.

                              SO        SPOII/Defensive      SPOII/
                              --        ---------------      Offensive
                                                             Reservist
                                                             ---------
        Starting Rate       15.974         16.111            16.426

        After 13 Weeks      16.316         16.452            16.767

        After 26 Weeks      16.657         16.794            17.109

        After 39 Weeks      16.999         17.135            17.450

        After 52 Weeks      18.695         18.831            19.456

(d)     Lump sum payments will be made as follows:

        For Active Employees on             Amount
        -----------------------             ------
        August 4, 1997                      $2,000.00
        August 3, 1998                      $2,000.00*
        August 7, 2000                      $1,500.00
        August 6, 2001                      $1,500.00

* Pro-rated for number of months of service between August 1997 and 1998 for any employee laid off after August 4, 1997 and before August 3, 1998.

Section 2.     Rate Changes

An employee will receive automatic rate increases from starting rate to and including the maximum rate in the amount and at the completion of each period of service indicated in Section 1 above, except as provided below:

(a) Period of service shall exclude any absence for which a leave of absence is granted.

(b) Unsatisfactory work performance may be cause for withholding an automatic increase. Facts concerning such action will be furnished in writing to the employee affected. The withholding of an automatic increase can be a proper subject for the Grievance Procedure.

(c) Supervision may approve increases before the completion of any period of service or to the next step rate within the rate range indicated in
        Section 1 above.

(d) Each increase starts a new period of service for progression to the rate range, measured from the effective date of such increase.

(e) Automatic rate changes will become effective on Monday of the week in which the new rate is established.

Section 3.     Recall

An employee recalled will assume a rate at the same relative position in the rate range as he/she had established when placed on the recall list but not to exceed the maximum of the classification.

Section 4.     Exclusion of Premium Pay

Any premium pay referred to in this Agreement is to be excluded from calculation of pay unless specifically included.

Section 5.     Shift Differential

(a) A shift differential of forty cents (40(cent)) per hour shall be paid for work performed between the hours of 3:00 p.m. and 11:00 p.m. A shift differential of seventy cents (70(cent)) per hour shall be paid for work performed between the hours of 11:00 p.m. and 7:00 a.m.

(b)     Shift differential will not be paid for hours paid for but not worked.

Section 6.     Saturday/Sunday Bonus

An employee who works Saturday and/or Sunday shall receive an additional forty cents (40(cent)) per hour for such hours worked on Saturday, and sixty cents (60(cent)) per hour for such hours worked on Sunday. In no case shall such payments be applied to hours not worked.

                                   ARTICLE XIII

                                 LAYOFF ALLOWANCE

Section 1.     Eligibility

(a) Employees who are laid off by the Company on account of a reduction in force shall be paid a weekly layoff allowance in accordance with the eligibility schedule.

(b) Employees terminated for medical reasons who do not qualify for benefits (excluding vested pensions) or who are laid off without recall rights, shall be paid a termination allowance in accordance with the eligibility schedule.

(c)            Layoff Allowance Eligibility Schedule


               CONTINUOUS SERVICE                         ALLOWANCE
               ------------------                         ---------
               Less than 3 months                  No allowance
                3 months but less than 1 year      1 week (or 40 hours)
                1 year but less than 3 years       1-1/2 weeks (or 60 hours)
                3 years but less than 5 years      2-1/4 weeks (or 90 hours)
                5 years but less than 7 years      4 weeks (or 160 hours)
                7 years but less than 9 years      8 weeks (or 320 hours)
                9 years but less than 11 years     9 weeks (or 360 hours)
               11 years but less than 13 years     10 weeks (or 400 hours)
               13 years but less than 15 years     11 weeks (or 440 hours)
               15 years but less than 17 years     12 weeks (or 480 hours)
               17 years but less than 18 years     13 weeks (or 520 hours)
               18 years but less than 19 years     14 weeks (or 560 hours)
               19 years but less than 20 years     15 weeks (or 600 hours)
               20 years but less than 21 years     16 weeks (or 640 hours)
               21 years but less than 22 years     17 weeks (or 680 hours)
               22 years but less than 23 years     18 weeks (or 720 hours)
               23 years but less than 24 years     19 weeks (or 760 hours)
               24 years but less than 25 years     20 weeks (or 800 hours)
               25 years but less than 26 years     21 weeks (or 840 hours)

               26 years but less than27 years             22 weeks (or 880 hours)
               27 years and over                          23 weeks (or 920 hours)

Section 2.     Payments

Calculation of payments under Section 1 above will be based on the employee's base hourly rate at time of layoff.

Section 3.     Recall Eligibility

An employee who is recalled and subsequently laid off from the payroll will receive layoff allowance based on his/her most recent recall date. An employee on layoff who is recalled and subsequently laid off will have his/her layoff allowance eligibility reduced by the number of weeks of payment received prior to recall.

Section 4.     Successor Clause

If, for any reason, Lockheed Martin Utility Services, Inc., ceases to operate the Portsmouth Gaseous Diffusion Plant, and another company commences operating the Plant, the provisions of this Article will not apply to those employees hired by the new operating company within fifteen (15) calendar days of the date Lockheed Martin Utility Services, Inc., ceases to operate the Plant, provided Lockheed Martin Utility Services, Inc., will pay such transferred employees the difference, if any, between the layoff allowance otherwise due under this Article and layoff allowance for which the new operating company immediately recognizes them as being eligible in the event of future layoff by that company.

                                    ARTICLE II

                                     VACATIONS



Section 1.     Eligibility

An employee shall be entitled to a vacation with pay in each calendar year worked, based upon length of continuous service, in accordance with the following schedule:

(a) One (1) year but less than five (5) years of continuous service - ten (10) workdays of vacation.

(b)            Five (5) years but less than ten (10) years of continuous service
               - fifteen (15) workdays of vacation.

(c)            Ten (10) years through nineteen (19) years of continuous service
               - twenty (20) workdays of vacation.

(d) Twenty (20) years through twenty-nine (29) years of continuous service twenty-five (25) workdays of vacation.

(e) Thirty (30) years or more of continuous service - thirty (30) workdays of vacation.

An employee must complete the full minimum continuous service requirements before becoming eligible to take a vacation or additional vacation.

Section 2.     Extended Working Schedule

If the department is on an extended working schedule at the time a vacation is taken, the vacation pay shall be consistent with the department's extended working schedule. However, an employee shall not be charged more than five (5) days vacation for any one workweek. An employee who is on vacation shall receive the base hourly rate, plus allowance for preliminary and postliminary activities, at the time vacation was taken for each hour of vacation for which qualified.

Section 3.     Vacation Period

The vacation period shall be on a calendar year basis from January 1 to December 31 inclusive. All vacations will be taken within the vacation period, except that an employee may defer vacation until the next vacation period.

Section 4.     Holiday During Vacation Period

If a day observed as a holiday occurs during an employee's vacation, such employee shall receive eight (8) hours pay at base hourly rate, plus allowance for preliminary and postlimiary activities, in addition to vacation pay, and may elect to take a day of excused absence without pay, consecutive with vacation, provided such additional day of absence is scheduled in advance.

Section 5.     Scheduling

(a) Vacations are scheduled by the Company to be taken during the vacation period. Preference within the department as to dates will be given on the basis of bargaining unit seniority within a classification by shift provided such preference is indicated at the time of the Annual Realignment Canvass under Article VIII,
               Section 8. Such preference will apply to vacations deferred from the preceding vacation period.

(b) To accomplish the foregoing vacation preference, supervision will initiate each October at the time of the Annual Realignment Canvass under Article VIII, Section 8, a canvass of all employees in the bargaining unit in order of bargaining unit seniority within a classification by shift to record their preference for the next vacation period on the year's vacation calendar. As each employee is canvassed in turn by supervision, the employee will immediately indicate his/her preference among the remaining vacation dates available, or be considered as having waived seniority preference for the balance of that vacation period.

(c) An employee entitled to ten (10) workdays of vacation may divide the vacation into two (2) portions, one of which shall be not less than five (5) consecutive scheduled workdays, and an employee entitled to more than ten (10) workdays of vacation may divide the vacation into three (3) portions, one of which shall not be less than five (5) consecutive scheduled workdays, except as otherwise authorized by supervision.

               An employee may divide vacation days in excess of five (5) into half-day portions which are to be divided into two (2) segments, the first portion to consist of one-half (1/2) the scheduled workday hours and the second portion to consist of one-half (1/2) the scheduled workday plus the one-half (1/2) hour allowance for preliminary and post1iminary activities. These half-day portions must be taken in the same calendar year eligible and upon approval of supervision.

(d) For calendar year 1997, red-line vacation shall remain as currently scheduled, except as provided below. Beginning January 1, 1998, and for the remainder of the term of this contract, during the period beginning with Memorial Day and ending with Labor Day, red line vacation will be limited to eleven percent (11%) of the work force represented by the Union as of the most recent annual realignment date and during the period beginning with Labor Day and ending with Memorial Day, red line vacations will be limited to nine percent (9%) of the work force. In vacation years 1998 and 1999, only the Company may, however, reschedule by re-bidding in seniority order any scheduled, but unused, red line vacation in any calendar year as of the date a reduction in force occurs of more than ten percent (10%) of the workforce. In such event, the above percentages will be applied to the post layoff workforce population to determine the number of red line vacations allowed for the remainder of the year.

               Non red-line vacation preferences may be signed at the time the employee signs realignment or at any time during the year. The total red-lined and non red-lined vacation will not exceed the employee's total vacation eligibility.

(e) Subject to operational necessities and efficiencies, the Company shall approve the maximum number of employees to be on vacation.

Section 6.     Exiting Employees

An employee who is laid off, released, or discharged, or who resigns will be paid for vacation earned but not taken at the time employment is terminated.

Section 7.     Deceased Employees

In the event an employee who is entitled to a vacation dies before taking that vacation, the person designated as beneficiary on a form provided by the Company, shall be entitled to the vacation pay in the manner permitted by law.

Section 8.     Deferred Vacation

An employee may defer his/her vacation only until the end of the following vacation period. Any employee who is unable to take any deferred vacation due to an occupational or nonoccupational disability, will be paid for any unused portion.

                                   ARTICLE XIV

                               GENERAL PROVISIONS

Section 1.     Uniforms and Equipment

The Company will prescribe all articles of uniform and equipment. The Company will maintain all uniforms (including footwear), will as necessary replace present uniforms, and will furnish uniforms for new employees. Changes to seasonal uniforms will be made within the workweek starting nearest to April 1 and October 31. It will be the responsibility of the employee to furnish and maintain underwear and socks.

Section 2.     Bulletin Board

A bulletin board will be provided in the Squad Room which may be used by the Union for posting notices and announcements of official business. All such notices shall be submitted to the Company for approval and posting.

Section 3.     Work by Non-Bargaining Unit Personnel

Non-bargaining unit personnel shall not do work which will deprive bargaining unit employees of jobs normally performed by them. This does not prevent such non-bargaining unit personnel from performing necessary functions such as instruction, or from performing work in emergencies where a regular employee is not immediately available.

Section 4.     Relief

The Company will continue to grant employees necessary relief.

Section 5.     Non-discrimination

No employee shall be discriminated against by reason of race, religion, color, national origin, sex, age, handicap or veteran status.

Section 6.     Payday

Monday is designated as payday. Weekly paychecks or direct deposit advice statements will be delivered to employees by U.S. Mail.

An employee who schedules vacation not less than two weeks in advance may be paid his/her vacation pay on the last scheduled workday prior to the start of the vacation.

Section 7.     Health and Safety

(a) The Company will continue to make provisions for the safety and health of employees while at work.

(b) Any health or safety problem can be a proper subject for the Grievance Procedure after it has first been reviewed by the Shift Superintendent in accordance with the established procedure for processing such matters and reviewed by the Company-Union Health and Safety Committee. A Company-Union Health and Safety Committee shall be established consisting of a representative of the Safety Department (chairperson), the Union President, the Union Safety Representative, the Protective Force Section Manager and the Police Captain, or their alternatives. Meetings will be held monthly as required. The duties of the Committee shall be to make recommendations to the Executive Safety Committee for changes or improvements of Safety. A copy of the minutes of each meeting will be given to the President, the Grievance Committeeperson, and each Shift Safety Representative.

(c) Records relating to the radiation exposure of employees maintained by the Health Physics Group will be made available to the employee upon written request.

(d) Employees who are scheduled for physical examination in the Medical Department will be verbally informed of the results of such an examination by the examining physician. Upon written request of the employee, the results of such an examination will be mailed to the employee's personal physician.

(e) In the event there is a disagreement between the Company Medical Director and the employee's physician regarding the medical evidence presented at the time of the employee's return from injury or illness, at time of job transfer, or restriction from classification, the question shall be submitted to a third physician selected by the two physicians. The medical opinion of the third physician after examination of the employee and consultation of the other two physicians shall decide such question.

               The expenses of the third physician shall be borne jointly by the Company and the Union.

Section 8.     Prescription Glasses

The Company will furnish prescription and nonprescription safety glasses (tinted or otherwise) to employees as required by job assignment or a prescription, approved by an ophthalmologist, showing evidence of eye deficiency or disease.

Section 9.     Rotation

The Company will rotate work assignments within each shift twice each weekly work period, insofar as the efficient operation of the Department will permit.

Section 10.    Work Assignments

The Company will continue the general nature of police work assignments. The Company many provide light duty work for medically restricted employees.

Section 11.    Changes in Policies

The Company will give the Union prior written notice, where practicable, of changes in policies which directly affect employees of the bargaining unit. Upon request, the Company will negotiate concerning the effects of such changes.

Section 12.    Definition - Days

The term "days", as used in this Agreement, shall mean consecutive calendar days except as otherwise indicated.

Section 13.    Educational Assistance

The Company shall provide financial assistance to eligible employees who, while still employed and outside of their regular working schedule, satisfactorily complete approved courses in accordance with educational assistance programs as established by the Company.

Section 14.    Change of Condition in Contract

If any unusual condition or emergency arises that warrants special consideration in deviating from this Agreement, the parties will meet in an effort to resolve any differences not covered by the Agreement.

Section 15.    Federal Law

The parties will comply with the American with Disabilities Act and the Family and Medical Leave Act.

                                    ARTICLE XV

                                  DISABILITY PAY

Section 1.     Short Term Disability Plan

An employee disabled and unable to work due to illness, pregnancy, or occupational or nonoccupational injury, will be paid 100% of his/her basic straight-time hourly rate in accordance with the terms and conditions of the Short Term Disability Plan set forth in the "Disability" section of the "Lockheed Martin, Your Benefits, Employee Handbook", dated October 1, 1996 (pages 88 through 91, inclusive, of such booklet to be considered a part hereof) which provides for payment in accordance with the following schedule:

                                        Maximum No. of Months of Continuous
Service                                 Payment Per Absence
-------                                 -------------------
at least 1 mo. but less than 2 mos.     one month
at least 2 mos. but less than 3 mos.    two months
at least 3 mos. but less than 4 mos.    three months
at least 4 mos. but less than 5 mos.    four months
at least 5 mos. but less than 6 mos.    five months
at least 6 or more months               six months


Section 2.  Long Term Disability Plan

An employee totally disabled for six months will become eligible to receive sixty percent 60% of his/her monthly basic straight time rate up to a specified maximum monthly benefit paid in accordance with the terms and conditions of the Long Term Disability Plan set forth in the "Disability" section of the "Lockheed Martin, Your Benefits, Employee Handbook", dated October 1, 1996, referred to in
Section 1 above and will be paid, if he/she is totally and permanently disabled as defined in the above-referenced handbook, until he/she reaches age 65. Under specified circumstances, such benefits will continue beyond age 65. Such benefits will be reduced by any income benefits, the employee is eligible to receive from other sources such as Social Security, Workers' Compensation, other statutory benefits, and other Company benefit plans.

If a dispute arises as a result of an employee's claim that he or she is totally and permanently disabled as defined in the above-referenced handbook or that such

(Article XV - Cont'd)

employee continues to be totally and permanently disabled, the dispute shall be resolved in the following manner upon the filing with the Company of a written request for review by such employee not more than 60 days after receipt of denial:

               The employee shall be examined by a physician appointed for the purpose by the Company and by a physician appointed for the purpose of the Union. If they disagree concerning whether the employee is totally and permanently disabled, the question shall be submitted to a third physician selected by two such physicians. The medical opinion of the third physician, after examination by him or her of the employee and the consultation with the other two physicians, shall be final and binding on the Company, the Union, and the employee. The fees and expenses of the third physician shall be shared equally by the Company and the Union.

               In the event a ruling by the insurance company or an employee's application for LTD benefits is delayed for more than 60 days through no fault of the employee, the Company will advance to the employee the monthly payments equal to the employee's monthly LTD benefit provided the employee agrees to a loan agreement to repay the advances at the time a ruling on the LTD application is made. In the event the Company experiences difficulty obtaining payback of such loans, upon notification to the Union, this loan arrangement will be discontinued.

Section 3.     Conditions of Payment

(a) Payments under the Short Term and Long Term Disability Plan referred to in Section 1 and 2 of this Article will not be made for:

               (1) Any disability occurring during the first 12 months that the employee's plan coverage is in effect if caused by any condition for which he/she received treatment during the three month period before his/her coverage became effective, or

               (2) Any period of incapacity beyond the first sixteen (16) consecutive scheduled work hours of absence during which the employee is not under treatment by a licensed practicing physician, or

(Article XV - Cont'd)

               (3) Any disability caused directly or indirectly by war declared or undeclared, or

               (4)    Any intentionally self-inflicted injury, or

               (5)    Any disability resulting from commission of a felony, or

               (6) Any disability due to willful misconduct, violation of plant rules, or refusal to use safety appliances.

(b) Payments under these plans will be made only to employees whose absence is due to nonoccupational or occupational disability and will not be paid to employees who are absent for other reasons.

(c) Payments will only be made when the Company is provided, if it so requests, with a doctor's certificate, subject to confirmation by a doctor selected by the Company, as proof that the employee's absence was due to legitimate nonoccupational or occupational illness or injury. Under normal circumstances, a doctor's certification will not be requested by the Company during the first sixteen consecutively scheduled work hours of the absence. However, certification may be requested by the Company for any or all of the first sixteen hours if the Company has reason to question the absence.

(d) Payments will only be made when employees properly report their absence and the cause of their absence to the proper Company representative in a prompt manner.

(e) Payments are applicable only for the normal workweek and normal work day. In case working hours of the plant are changed, it is understood that payment under the above schedule will be changed in direct proportion to the change in working hours.

(f) It is recognized by the Union that the Company has a continuing interest in reducing absenteeism, no matter what the cause.

Section 4.     Administration of Plans

(a)            Short Term Disability Plan

               The administration of the Short Term Disability Plan and the payment of benefits under this plan shall be handled by the Company.

(b)            Long Term Disability Plan

               The administration of the Long Term Disability Plan and the payment of benefits under this Plan shall be handled directly by the Insurance Company, it being understood that a claimant whose benefits claim is denied may contest such denial with the Insurance Company but that he or she shall have no redress whatsoever against the Company. It is agreed, however, that in any case in which an employee claiming benefits under this Plan and desiring to file such claim with the Insurance Company becomes engaged in a nonmedical factual dispute with the Company in connection with such claim (such as a disagreement over his or her earnings group, eligibility, employment status, amount of continuous service or other nonmedical factual question) such employee and the Union may process a grievance in accordance with the terms of the Contract. It is agreed, however, that any and all medical questions in dispute shall be determined solely by the Insurance Company, except as provided under the second paragraph of Section 2 of this Article. It is understood that the Company shall retain the right to select and arrange with an Insurance Company to provide certain benefits available under these Plans; and to replace the Insurance Company from time to time as it may deem appropriate.

Section 5. Continuous Service During Approved Nonoccupational or Occupational Absences

An employee who is disabled and unable to work will receive Continuous Service for the period of his or her Short Term Disability approved by the Company and/or the period of his or her Long Term Disability approved by the Insurance Company.

                                    ARTICLE XVI

                                     INSURANCE

Section 1.     Group Life

(a) The Group Plan will provide the following Basic and Supplemental Group Life Insurance Benefits.

               (1)      Basic Group Life Insurance Benefits will:

                        A. Provide an employee's beneficiary with an amount equal to at least two years' pay if he/she should die before age 65 while an active em-ployee, or

                        B. Provide an employee with a reduced amount of life insurance after age 65.

                        C.     Provide an employee with continued
                               protection until at least his/her 65th
                               birthday in the event of total disability while employed.

               (2)      Supplemental Group Life Insurance Benefits will:

                        A. Provide an employee's beneficiary with an amount equal to at least an additional year's pay in the event of death before age 65 while an active employee.

                        B.     Provide an employee with continued
                               protection until at least his/her 65th
                               birthday in the event of total disability while employed.

(b) Benefits under the Group Life Insurance Plan for eligible employees who participate in the plan are set forth in the booklet entitled "Lockheed Martin, Your Benefits, Employee Handbook", dated October 1, 1996, "Life and Accident Insurance" Section on pages 92 through 97,

(Article XVI - Cont'd)

               inclusive, attached hereto and made a part hereof. This attachment is hereinafter referred to as the "Insurance Booklet".

(c) Participation in the Group Life Insurance Plan shall be on a voluntary basis.

(d) The costs to employees for Basic Life Insurance and Supplemental Life Insurance are set forth in the Insurance Booklet, and these costs shall not be increased during the term of the Agreement. Each participating active employee shall pay his/her cost of the Group Life Insurance Plan by payroll deduction pursuant to his/her written authorization therefore on a form supplied by the Company. An early retiree who qualifies for and elects the option to continue the full amount of (a) his/her Basic Life Insurance or (b) his/her Basic and Supplemental Life Insurance up to age 65, as set forth in the Insurance Booklet, shall make his/her payments in advance monthly (or quarterly if he/she desires) to the office or postal address designated by the Company.


Section 2.     Health Benefits Program

Effective October 1, 1997, employees may participate in a medical plan providing benefits as set forth in the "Lockheed Martin, Your Benefits, Employee Handbook" dated October 1, 1996 (pages 28 through 63, inclusive) which includes:

                      (a) a medical plan designed to pay the major share of covered hospital, surgical and medical expenses, including prescription drug and vision care expenses, while attempting to control health care costs by encouraging the use of cost effective services.

                      (b) The Company will arrange with an insurance company to make available to participating employees in the bargaining unit certain benefits set forth in the booklet entitled, "Lockheed Martin, Your Benefits, Employee Handbook", dated October 1, 1996.

(Article XVI - Cont'd)

                      (c) The Company will arrange with an insurer or provider of health care benefits to make available to participating employees in the bargaining unit the benefit options referred to above.

                      (d) It is agreed that the gross cost of the Health Benefits Program shall be shared by the Company and participating employees. Each employee who enrolls in the Program shall pay the applicable rate, such rate, representing 9%* of the total gross cost.
                             The Company shall pay the remaining 91%* of the cost.

* Employee contributions for the new medical and dental insurance coverage will be the following percentages of the total gross premiums:

        Coverage                    Effective 10/1/97          Effective 1/1/99
        Medical Insurance                6%                          9%
        Dental Insurance                 0%                          12%

It is agreed that the Company may offer an alternative medical plan to employees. Employees may elect to enroll in the alternative plan rather than elect coverage as provided above, provided they satisfy the enrollment eligibility requirements and pay the applicable rate for membership in the alternative plan. The applicable rate for employees will represent 9%* of the gross premium of the alternative plan, except that, if the alternative plan gross premium exceeds the gross premium of the coverage provided above, the employee will pay the overage. Initial enrollment will be completed within sixty
(60) days after an alternative plan is offered.

Section 3.     Dental Plan

Benefits under the Dental Insurance Plan for eligible employees and dependents who participate in the Dental Plan are set forth in the booklet entitled, "Lockheed Martin, Your Benefits, Employee Handbook", dated October 1, 1996, Dental Expense Assistance Plan, on pages 64 through 71, inclusive. It is agreed that the gross cost of the said Dental Plan shall be shared by the Company and participating employees. Effective October 1, 1997, each employee who chooses to enroll in the Dental Plan shall pay the applicable rate, such rate representing 12%* of the total gross cost. The Company will pay the remaining 88%* of the costs.



Section 4.     Special Accident

Benefits under the Special Accident Insurance are available to eligible employees on an optional contributory basis and are set forth in the booklet entitled, "Lockheed Martin, Your Benefits, Employee Handbook", dated October 1, 1996, "Life and Accident Insurance Section", on pages 100 through 105, inclusive, attached hereto and made a part hereof.

Section 5.     General

(a) In the event of the enactment or amendment of any Federal or State law providing for benefits similar in whole or part, to those covered by this Agreement, and requiring either (a) compulsory participation by any employee or the Company; or (b) compulsory payment of taxes or contributions by any employee or by the Company; or (c) benefit costs either to any employee or the Company different from those provided for under this Agreement, then the parties hereto agree that they will amend this Agreement so as to provide that the total cost to the Company for insurance benefits of whatsoever nature for its employees will not be greater in amount than such costs as provided by law or by this Agreement, whichever costs are greater.

(b) The Company shall arrange through an insurance company(s) or other carrier(s) for coverage providing benefits under the above Plans.

                                   ARTICLE XVII

                                     PENSIONS

1. The Pension Plan will provide a pension based upon the largest amount produced by any of the following formulas:

               (a)    A Regular Formula providing a monthly benefit of:

                      1.2% times average straight-time monthly earnings, times years and completed months of service credit, plus $18.

               (b)    An Alternate Formula providing a monthly benefit of:

                      1.5% of average straight-time monthly earnings times years and completed months of service credit, less 1.5% of monthly Primary Social Security Benefit, times years and completed months of service credit, up to 33 1/3 years (up to a maximum of 50% of primary Social Security Benefit).

               (c)    A Minimum Formula providing a monthly benefit of:

                      $5 for each of your first ten years of service credit.

                      $7 for each of the eleventh through the twentieth years of service.

                      $9 for each year in excess of twenty years of service, plus 10% of average straight-time monthly earnings (If less than eight years of service, this will be reduced by 1% for each year less than eight.) plus $18.

2. Benefits available under the amended pension plan to eligible employees who retire on or after January 1, 1989, are set forth in the printed booklet entitled "Lockheed Martin, Your Benefits, Employee Handbook", dated October 1, 1996, "Retirement Program Section", pages 106 through 121, inclusive, which is attached hereto and made a part hereof. This booklet hereinafter is referred to as the "Pension Booklet".

(Article XVII - Cont'd)

3. It is understood that if any dispute arises from the denial of a Bargaining Unit employee's claim for benefits under the Pension Plan, then such dispute may be taken up through the Grievance and Arbitration Procedure of the principal Collective Bargaining Contract then in effect between the parties.

4. It is understood that an employee who retires and commences to receive a Pension Benefit will have no rights to resume active employment with the Company.

5. The obligation of the Company to maintain the Pension Plan, as herein provided, is subject to the requirement that approval by the Internal Revenue Service for the amended Plan is received and maintained continuously as:

               a. Qualifying under Section 401K of the Internal Revenue Code or any other applicable section of the Federal tax laws (as such Sections are now in effect or are hereafter amended or enacted); and

               b. Entitling the Company to deduction for payments under the Plan pursuant to Section 404 of the Internal Revenue Code or any other applicable section of the Federal tax laws (as such Sections are now in effect or are hereafter amended or enacted).

               In the event that any revision in the Pension Plan is necessary to receive and maintain such approval or to meet the requirements of any other applicable Federal law, the Company and the Union shall resume negotiations for the purpose of reaching agreement on such revision, it being understood that such revision shall be held to a minimum, adhering as closely as possible to the intent expressed in the Pension Plan and in this Agreement.

                                  ARTICLE XVIII

                                TERM OF AGREEMENT

Section 1.     Effective Dates

This Agreement shall become effective as of 11:59 PM, Sunday, August 3, 1997. It shall continue in effect for a term of approximately five (5) years until 11:59 PM, Sunday, August 4, 2002, and shall automatically be renewed thereafter from year to year unless written notice is given by either party sixty (60) days prior to the expiration date that it is desired to terminate or amend the Agreement.

As its sole responsibility with regard to successorship matters, LMUS will immediately upon learning that its contract for the operation and maintenance of the enrichment operations is being put out to bid, notify known bidders that there is a Collective Bargaining Agreement in effect, and provide those bidders copies of the current bargaining agreement.

Section 2.     Renegotiation Notice

Both notice of request for renegotiation and lists of items to be amended will be sent by registered mail to the following:

1. International Union, United Plant Guard Workers of America (UPGWA), 25510 Kelly Road, Roseville, Michigan, 48066.

2.             Lockheed Martin Utility Services, Inc.
               Box 628, Piketon, Ohio, 45661.

Section 3.     Termination of Contract

This Agreement will be automatically terminated upon termination or completion of Contract No. HQ-93-C-0001 entered into between the Company and the United States of America as represented by the United States Enrichment Corporation and covering operations at the Portsmouth Area Plant.

                                    ARTICLE XIX

                                     APPROVAL

This Agreement between the Company and the Union is subject to ratification by the membership of Local No. 66 and to the approval of the International Union, United Plant Guard Workers of America, and shall be effective only if so approved.

IN WITNESS WHEREOF the duly chosen representatives of the parties to this Agreement have hereunto set their hands this 27th day of October, 1997.



INTERNATIONAL UNION, UNITED                LOCKHEED MARTIN UTILITY
PLANT GUARD WORKERS OF                     SERVICES, INC. PORTSMOUTH
AMERICA (UPGWA) and its                    PLANT
AMALGAMATED LOCAL NO. 66

/s/  HENRY CORIELL                         /s/  JOHN ATER
------------------------------             -------------------------------------
Henry Coriell                              John Ater

/s/  TOM DOUGLAS                           /s/  BARBARA BAKER
------------------------------             -------------------------------------
Tom Douglas                                Barbara Baker

/s/  RON FIKE                              /s/  GARY HAIRSTON
------------------------------             -------------------------------------
Ron Fike                                   Gary Hairston

/s/  JON GAHM                              /s/  DAN HUPP
------------------------------             -------------------------------------
Jon Gahm                                   Dan Hupp

/s/  JOHN HABERTHY                         /s/  WAYNE MCLAUGHLIN
------------------------------             -------------------------------------
John Haberthy                              Wayne McLaughlin

/s/  GERRY HARTLAGE                        /s/  JEAN PARKER
------------------------------             -------------------------------------
Gerry Hartlage                             Jean Parker

/s/  TODD KRICK                            /s/  JIM SNODGRASS
------------------------------             -------------------------------------
Todd Krick                                 Jim Snodgrass

/s/  KRISTY LANDMAN                        /s/  J. ROBERT UHLINGER
------------------------------             -------------------------------------
Kristy Landman                             J. Robert Uhlinger



/s/  DAVE NORMAN                           /s/  BILL THOMPSON
------------------------------             -------------------------------------
Dave Norman                                Bill Thompson
